As filed with the Securities and Exchange Commission on May 30, 2014

Registration No. 333-195190

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Amendment No. 3
to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PATENT PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	6794	30-0342273
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Ellenthal

Vice Chairman, Chief Executive Officer

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

Jonathan Siegel

Chief Administrative Officer, General Counsel, Secretary

Two High Ridge Park

Stamford, CT 06905

Phone: (203) 461-7200

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq.

Loeb & Loeb LLP

345 Park Avenue

New York, NY 10154

(212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective Registration Statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

 The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED MAY 30, 2014

PATENT PROPERTIES, INC.

Up to 5,309,167 shares of Common Stock

This prospectus relates to the offer and resale of up to 5,309,167 shares of our common stock, par value $0.001 per share, by the selling stockholders named in this prospectus beginning on page 15. All of such shares of common stock are currently issued and outstanding.

Concurrently with the offering being made by the selling stockholders named in this prospectus, an additional 11,826,020 shares of our common stock are being offered by those selling stockholders named in separate prospectuses included in (i) Post-Effective Amendment No. 5 to the Registration Statement on Form S-1 (File No.333-180775) and (ii) the Registration Statement on Form S-1 (File No. 333-191783).

The selling stockholders may offer, sell or distribute all or a portion of their shares publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from the sale of the shares of common stock owned by the selling stockholders. We will bear all costs, expenses and fees in connection with the registration of these shares. The selling stockholders will bear all commissions and discounts, if any, attributable to their sale of shares. See “Plan of Distribution” beginning on page 22 of this prospectus.

Mr. Jay Walker, the Executive Chairman of the Board of Directors of the Company, has a controlling interest in Walker Digital LLC. Walker Digital owns approximately 49% of our outstanding common stock and owns 100% of the series B convertible preferred stock, which series of preferred stock entitles Walker Digital to cast 80% of the total votes that may be cast with respect to any matter brought to the holders of common stock for a vote. As a result, the company currently is, and subsequent to the sale of all of the shares of common stock being offered by the selling stockholders, will continue to be under the control of Walker Digital and Mr. Walker.

Our common stock is traded on the Over-the-Counter Bulletin Board under the symbol “PPRO”. On May 28, 2014, the closing price of our common stock was $3.18 per share. As of May 28, 2014, we had 20,741,572 shares of common stock outstanding.

INVESTING IN OUR COMMON STOCK INVOLVES SIGNIFICANT RISKS. YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS DESCRIBED ON PAGE 2 OF THIS PROSPECTUS BEFORE MAKING A DECISION TO INVEST IN OUR COMMON STOCK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Our securities are not being offered in any jurisdiction where the offer is not permitted under applicable local laws.

The date of this prospectus is May [    ], 2014

PATENT PROPERTIES, INC. HAS NOT REGISTERED THE SHARES OF COMMON STOCK THAT MAY BE SOLD BY THE SELLING STOCKHOLDERS UNDER THE SECURITIES LAWS OF ANY STATE. SELLING STOCKHOLDERS, AND ANY BROKERS OR DEALERS, EFFECTING TRANSACTIONS IN THE SHARES SHOULD CONFIRM THAT THE SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES LAWS OF THE STATE OR STATES IN WHICH SALES OF THE SHARES OCCUR AS OF THE TIME OF SUCH SALES, OR THAT THERE IS AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES LAWS OF SUCH STATES.

THIS PROSPECTUS IS NOT AN OFFER TO SELL ANY SECURITIES OTHER THAN THE SHARES OF COMMON STOCK FOR SALE BY THE SELLING STOCKHOLDERS. THIS PROSPECTUS IS NOT AN OFFER TO SELL SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH AN OFFER IS UNLAWFUL.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. Before making an investment decision, you should read the entire prospectus carefully, including the information incorporated by reference herein. Unless the context otherwise requires, the “Company,” “we,” “our,” “us” and similar expressions refer to Patent Properties, Inc. (f/k/a GlobalOptions Group, Inc.)

Overview of the Business

We, through our wholly-owned subsidiary, develop, license and otherwise enforce patented technologies. We generate revenues by granting intellectual property rights for the use of, or pertaining to, patented technologies. We also monetize our intellectual property through the sale of select patent assets. Patent protection is a key part of our business model, because it provides a period of exclusive ownership during which we can recoup risk capital and generate a profit from inventions. As an entrepreneurially driven entity, we are committed to a flexible approach when it comes to business models, deal terms and allocations of risk.

On July 11, 2013, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, on September 18, 2013 (the “Closing Date”) Walker Digital Holdings, LLC (“Walker Holdings”), a wholly-owned subsidiary of Walker Digital, LLC (“Walker Digital”) became a wholly-owned subsidiary of the Company (the “Merger”). As a result of the Merger, we are now a holding company with our primary operations conducted through Walker Holdings, as more fully discussed herein, although we anticipate that Walker Holdings will transfer a patent licensing system to us or another of our subsidiaries. Although we have not yet completed development of the system and while no assurances may be given that it will be completed and able to be commercialized to create value for us, we believe that patent licensing is a large market characterized by significant price inefficiency and discontinuity between the participating parties. Subsequent to the Closing Date, Walker Holdings changed its name to Inventor Holdings, LLC (“IH LLC”). Under the transaction, Walker Digital received shares of our common stock and shares of a new Series B Preferred Stock, resulting in Walker Digital (after giving effect to the resale transaction described below under “Recent Developments”) owning approximately 49% of the economic interest and approximately 82.5% of the voting interest in the Company. Walker Digital may also receive an additional 2,166,667 shares of common stock, subject to certain performance conditions.

Prior to the merger, Walker Digital Licensing and Enforcement (“Walker Licensing”) was a business segment of Walker Digital and was engaged in developing and commercializing the patent and other intellectual property assets created by Walker Digital, which was the research and development lab founded and led by Jay Walker. Walker Licensing generated revenues from the granting of intellectual property rights for the use of, or pertaining to, patented technologies. It also monetized its intellectual property to include the sale of select patent assets.

On June 3, 2013, IH LLC f/k/a Walker Holdings, was formed as a limited liability company in the State of Delaware. Walker Digital was the sole member of IH LLC. Immediately prior to the closing of the Merger, Walker Digital contributed Walker Licensing’s assets and business to IH LLC. In connection with the Merger, we acquired IH LLC and Walker Digital transferred ownership of the intellectual property assets that were primary to Walker Licensing’s business to IH LLC. All improvements to those assets, together with any intellectual property produced in connection with the patent licensing system we are developing, will also be assigned pursuant to an Invention Assignment Agreement with Mr. Walker. While the terms of the Invention Assignment Agreement do not entitle us to any other intellectual property Mr. Walker may develop in the future, in view of his significant equity position in the Company and the Company’s platform for the protection of the intellectual property it holds, Mr. Walker may nevertheless determine to develop and commercialize intellectual property through the Company. The terms and conditions of any such transaction would be negotiated between Mr. Walker and our Audit Committee at the time of such determination.

Simultaneously with the closing of the Merger, we completed the closing of a private placement (the “Placement”) of units, each consisting of one newly issued share of common stock and one Warrant to purchase half a share of newly issued common stock, at the price of $3.00 per unit, to unaffiliated, accredited third parties. The investors in the Placement collectively purchased 3,960,615 shares of common stock and warrants to purchase 1,980,318 shares of common stock for total consideration of $11,881,847. The Warrants issued to the investors are exercisable for a period of three years at a purchase price of $3.00 per share of our common stock and are subject to a call option in favor of the Company. It is a condition to our right to exercise the call option that, prior to the exercise of the call option, the closing price of our common stock equals or exceeds $6.00 per share for any 20 trading days within any period of 30 consecutive trading days. The Placement was made to a limited number of accredited investors and was deemed to be exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

On February 11, 2014, we announced that we entered into a Registration Rights Agreement dated as of February 10, 2014 (the “Secondary Registration Rights Agreement”) in connection with the sale by Walker Digital of an aggregate of 5 million shares of common stock (the “Shares”) at $3.00 per share to a group of accredited investors (the “Investors”) in private resales not requiring registration under the Securities Act of 1933, as amended. The Secondary Registration Rights Agreement requires the Company to file a registration statement under the Securities Act with respect to the resale by such Investors of the Shares within 65 days of the effectiveness of a registration statement we had previously filed for another offering and for such registration statement to be declared effective not later than August 1, 2014. The Company will be indemnified for certain penalty payment obligations which may become due under the Secondary Registration Rights Agreement by Walker Digital pursuant to a Registration Rights Indemnification Agreement dated as of February 10, 2014. The registration statement of which this prospectus forms a part is being filed to meet our obligations under the Secondary Registration Rights Agreement.

Risks Associated with Our Business

Investing in our common stock involves substantial risk. Before purchasing any share which may be offered hereby, you should carefully consider the risks involved. Accordingly, you should carefully consider:

•	the information contained in or incorporated by reference into this prospectus;

•	the risks described in our Annual Report on Form 10-K, which is incorporated by reference into this prospectus; and

•	other risks and other information that may be contained in, or incorporated by reference from, other filings we make with the Securities and Exchange Commission (the “SEC”), including in any prospectus supplement relating hereto.

The discussion of risks related to our business contained in or incorporated by reference into this prospectus or into any prospectus supplement describes the following risks, among others:

•	Our financial and operating results may be uneven.

•	We may be considered a “personal holding company” and may be required to pay personal holding company taxes, which will have an adverse effect on our cash flows, results of operations and financial condition.

•	Our preferred shares bear disproportionate voting rights.

•	New legislation, regulations or rules related to obtaining patents or enforcing patents could significantly increase our operating costs and decrease our revenue.

•	In order to grow, we may have to invest more resources in research and development than anticipated, which could increase our operating expenses and negatively impact our operating results.

•	Focusing our business model on realizing the value of our intellectual property is a recent initiative and may not result in anticipated benefits.

•	We will seek to internally develop additional new inventions and intellectual property, which would take time and would be costly. Moreover, the failure to obtain or maintain intellectual property rights for such inventions would lead to the loss of our investments in such activities.

•	We will depend on key individuals, including Jay Walker.

•	We may not be entitled to any other intellectual property Mr. Walker may develop in the future, other than improvements to the assets transferred to us in the Merger and the patent licensing system we are developing.

•	In connection with patent enforcement actions that we may conduct, a court may rule that we have violated certain statutory, regulatory, federal, local or governing rules or standards, which may expose us to certain material liabilities.

•	The burdens of being a public company may adversely affect our ability to pursue litigation.

Financial Results

The consolidated financial statements incorporated by reference in this prospectus were prepared in accordance with U.S. GAAP and include assets, liabilities, revenues and expenses of the Company's wholly-owned subsidiaries over which the Company exercises control. Intercompany transactions and balances were eliminated in consolidation.

The Merger was accounted for as a “reverse merger.” Furthermore, the Merger was deemed to be a recapitalization of IH LLC, and as such, all capital accounts have been restated as if the Merger had occurred prior to the earliest period presented. IH LLC was deemed to be the acquirer in the Merger for accounting purposes. Consequently, the assets and liabilities and the historical operations of the Company that are reflected in the consolidated financial statements prior to the Merger are those of IH LLC, and the consolidated financial statements of the Company after completion of the Merger include the assets and liabilities of IH LLC, historical operations of IH LLC and operations of IH LLC from the Closing Date of the Merger.

2

Historically, our revenues have fluctuated from period to period, and can vary significantly, based on a number of factors. We consider significant revenue concentrations to include those counterparties who account for 10% or more of our total revenues. For the year ended December 31, 2013 and 2012, the amount of revenue derived from counterparties representing more than 10% of our total revenues was 89% (with three counterparties representing 46%, another 28% and a third 15%) and 52% (with one counterparty representing 40% and a second representing 12%), respectively. Counterparties refer to those parties who were defendants in patent infringement cases that had been brought by us. Generally, we may agree to settle a dispute when we believe that such a settlement and the terms of the agreement are in our best interest and the best interest of our shareholders.

Selected Consolidated Financial Information

(In thousands)

	Year Ended December 31,	Year Ended December 31,
	2013	2012

Income Statement Data:
Total revenues	$2,092	$32,302
Cost of revenues	$752	$10,763

Net revenues	$1,340	$21,539
Net income (loss)	$(14,369)	$11,298
Balance Sheet Data:
Working capital	$23,903	$1,678
Total assets	$25,490	$4,077
Stockholders’ equity	$24,153	$1,928

Employees

We have 13 full time employees. In addition, although he is not an employee, Mr. Walker has and will continue to devote substantial, but not all, of his working effort to us. Over the course of the next twelve months, we anticipate hiring up to ten additional employees to support our business, including the development of our new patent licensing platform. At this time we believe our staffing is sufficient for our current operations.

Corporate Information

Our offices are located at Two High Ridge Park, Stamford, CT 06905. Our telephone number is (203) 461-7200. Our website can be found at www. http://www.patentproperties.com. The information contained in or that can be accessed through our website is not intended to constitute and shall not be deemed to constitute part of this prospectus.

3

FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements within the meaning of applicable securities laws. These statements relate to anticipated future events, future results of operations or future financial performance. These forward-looking statements include, but are not limited to, statements relating to projections about our future results, statements about our plans, strategies, business prospects, changes and trends in our business and the markets in which we operate. Additionally, statements concerning future matters such as financial results and other statements regarding matters that are not historical are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “might,” “should,” “intends,” “expects,” “plans,” “goals,” “projects,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of these terms or other comparable terminology.

These forward-looking statements are only predictions, are uncertain and involve substantial known and unknown risks, uncertainties and other factors which may cause our actual results, levels of activity or performance to be materially different from any future results, levels of activity or performance expressed or implied by these forward-looking statements. The “Risk Factors” section of this prospectus sets forth detailed risks, uncertainties and cautionary statements regarding our business and these forward-looking statements.

We cannot guarantee future results, levels of activity or performance. You should not place undue reliance on these forward-looking statements, which speak only as of the date that they were made. These cautionary statements should be considered with any written or oral forward-looking statements that we may issue in the future. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to reflect actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

You should rely only on the information contained in this prospectus. Neither we nor the selling stockholders have authorized anyone to provide you with information that is different from that contained in this prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different information, you should not rely on it. You should assume that the information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained by reference to this prospectus is correct as of any time after its date.

4

THE OFFERING

This prospectus relates to the offer and resale of up to 5,309,167 shares of our common stock, par value $0.001 per share, by the selling stockholders named in this prospectus beginning on page 6.

Common stock being offered by the selling stockholders:	5,309,167

Total shares of common stock outstanding as of May 28, 2014:	20,741,572(1)

Terms of the offering	The selling stockholders will determine when and how they will dispose of the common stock registered under this prospectus. For additional information concerning the offering, see “Plan of Distribution” beginning on page 8.

Use of proceeds:	We will not receive any of the proceeds from the sale of shares of common stock by the selling stockholders.

OTCBB Ticker symbol:	PPRO

Risk Factors:	Before investing in our common stock, you should carefully read and consider the information set forth in “Risk Factors” and other information included or incorporated by reference in this prospectus for a discussion of factors you should consider before deciding to invest in shares of our common stock.

(1)	The total shares issued and outstanding as of May 28, 2014, is not inclusive of the 2,166,667 shares that may be issuable to Walker Digital, subject to the performance of certain conditions.

5

SELLING STOCKHOLDERS

The following table sets forth as of May 28, 2014, information regarding the current beneficial ownership of our common stock by the persons identified, based on information provided to us by them, which we have not independently verified. Although we have assumed for purposes of the table that the selling stockholders will sell all of the shares offered by this prospectus, because they may from time to time offer all or some of their shares under this prospectus or in another manner, no assurance can be given as to the actual number of shares that will be resold by the selling stockholders (or any of them), or that will be held after completion of the resales. In addition, a selling stockholder may have sold or otherwise disposed of shares in transactions exempt from the registration requirements of the Securities Act of 1933, as amended or otherwise since the date he or she provided information to us. The selling stockholders are not making any representation that the shares covered by this prospectus will be offered for sale. Except for Mr. Greene, who is our former Chief Administrative Officer and Secretary, no selling stockholder has held any position nor had any material relationship with us or our affiliates during the past three years.

We have been informed that at the time the shares were acquired, none of such parties have agreements, plans or arrangements to dispose of the shares. All of the selling stockholders named below, other than Mr. Greene, purchased their shares pursuant to a Subscription, Purchase and Investment Agreement dated as of February 10, 2014 (the “Subscription Agreement”) relating to the resale by Walker Digital of an aggregate of 5 million shares of common stock at $3.00 per share to a group of accredited investors (the “Investors”) in private resales not requiring registration under the Securities Act of 1933, as amended. The transaction contemplated by the Subscription Agreement were consummated on February 13, 2014. The Registration Rights Agreement entered into by the Investors and the Company in connection with such Subscription Agreement requires the Company to file a registration statement under the Securities Act with respect to the resale by such Investors of the Shares within 65 days of the effectiveness of a previous registration statement filed by the Company and for such registration statement to be declared effective not later than August 1, 2014. The Company will be indemnified for certain penalty payment obligations which may become due under the Registration Rights Agreement by Walker Digital pursuant to a Registration Rights Indemnification Agreement dated as of February 10, 2014. Pursuant to Mr. Greene’s September 19, 2011, employment agreement with Walker Digital Management, LLC, Mr. Greene had the right to 396,667 shares of our common stock held by Walker Digital, which shares were expected to be transferred to Mr. Greene in 2014. In connection with Mr. Greene’s departure from the Company in February 2014, Mr. Greene agreed to accept 309,167 shares of our common stock in lieu of such amount of shares and we agreed to register them for resale pursuant to this registration statement.

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold in this Offering	Shares of Common Stock Owned After the Offering+	Percentage of Common Stock Owned after the Offering+
Del Mar Master Fund Ltd (1)	2,195,567	1,666,667	528,900	2.6%
Ronin Capital, LLC(2)	500,000	500,000	—	—
The Serruya Family Foundation(3)	333,333	333,333	—	—
Gary Greene	309,167	309,167	—	—
York Plains Investment Corp.(4)	116,667	66,667	50,000	*
Matthew Byrnes	315,000	200,000	115,000	*
NBCN Inc. i/t/f Front Street Investment Management(5)	374,999	200,000	174,999	*
Bansco & Co. i/t/f Edgehill Multi Strategy Fund, Ltd.(6)	200,000	200,000	—	—
J. Goldman Master Fund(7)	363,469	166,667	196,802	*
MMCAP International Inc.(8)	166,666	166,666	—	—
Pinetree Income Partnership(9)	250,000	100,000	150,000	*
Frank Strohm	100,000	100,000	—	—
James Ancey	100,000	100,000	—	—
Eric Rosen	100,000	100,000	—	—
Adam Stern	164,833	83,333	81,500	*
Rohit Seghal(10)	1,080,001	80,000	1,000,001	4.8%
Brian Vyner (11)	165,000	75,000	90,000	*
Parkwood LP Fund(12)	122,500	70,000	52,500	*
Kitchener Investment Corp.(13)	466,667	266,667	200,000	*
Richard Loshiavo	50,000	50,000	—	—
PowerOne Capital Markets Limited(14)	66,667	33,334	33,333	*
Andrew DeFrancesco	66,333	33,333	33,000	*
Timothy & Monica Hanley	33,333	33,333	—	—
Donald Zoltan	52,833	33,333	19,500	*
Benjamin Padnos	33,333	33,333	—	—
Jeffrey S. Padnos & Margaret M. Padnos JTWROS	33,333	33,333	—	—
Samara Fund Ltd.(15)	60,000	30,000	30,000	*
Canaccord Genuity Corp. i/t/f Graham Saunders	40,000	40,000	—	—
Kenneth S. Grossman PC Pension Fund	124,368	30,000	94,368	*
Jerald R F Tracy	20,000	20,000	—	—

6

Name of Selling Stockholder	Shares of Common Stock Owned Prior to Offering	Shares of Common Stock to be Sold in this Offering	Shares of Common Stock Owned After the Offering+	Percentage of Common Stock Owned after the Offering+
Capela Overseas Ltd.(16)	217,000	17,000	200,000	*
Daniel Lange	21,000	17,000	4,000	*
Russell & Setsuko Trimble	17,000	17,000	—	—
Kerry Zelanka	8,500	8,500	—	—
Ivy Zelanka	8,500	8,500	—	—
Deborah Ziskin & William Berson(17)	133,334	33,334	100,000	*
Castor Capital Inc.(18)	20,000	20,000	—	—
Holtz Family Holdings LLC(19)	53,667	33,667	20,000	*
Total	8,483,070	5,309,167	3,173,903

+ Assumes that no shares of Common Stock which may be offered other than in this Offering are sold.
* Less than 1%

1)	Includes 166,667 shares of common stock issuable upon exercise of warrants. David W. Freelove has sole voting or investment control over Del Mar Master Fund, Ltd.
2)	Agnes Burda has sole voting or investment control over Ronin Capital, LLC, a registered broker-dealer.
3)	Simon Serruya has sole voting or investment control over The Serruya Family Foundation.
4)	Includes 16,667 shares of common stock issuable upon exercise of warrants. Shawn Dym and Jason Drummon share voting or investment control over York Plains Investment Corp.
5)	Includes 58,333 shares of common stock issuable upon exercise of warrants. Frank Mersch has sole voting or investment control over Front Street Investment Management. Inc.
6)	Brad White has sole voting or investment control over Edgehill Multi Strategy Master Fund, Ltd.
7)	Includes 50,000 shares of common stock issuable upon exercise of warrants. Jay G. Goldman has sole voting or investment control over J. Goldman Master Fund, L.P
8)	Matthew MacIsaac has sole voting or investment control over MMCAP Partners.
9)	Includes 50,000 shares of common stock issuable upon exercise of warrants. Sheldon Inwentash has sole voting or investment control over Pinetree Income Partnership.
10)	Includes 666,667 shares of common stock and 333,334 shares of common stock issuable upon exercise of warrants held by Investor Company ITF Dynamic Power Hedge Fund. Rohit Sehgal has sole voting or investment control over ITF Dynamic Power Hedge Fund.
11)	Includes 30,000 shares of common stock issuable upon exercise of warrants.
12)	Includes 17,500 shares of common stock issuable upon exercise of warrants. Dan Sternberg has sole voting or investment control over Parkwood LP Fund
13)	Includes 66,667 shares of common stock issuable upon exercise of warrants. Linda G. Williams and Helen M. Carroll share voting or investment control over Kitchener Investment Corp.
14)	Pasquale Di Capo has sole voting or investment control over PowerOne Capital Markets Limited.
15)	Includes 10,000 shares of common stock issuable upon exercise of warrants. Ben Cubitt has sole voting or investment control over Samara Fund Ltd.
16)	Includes 66,667 shares of common stock issuable upon exercise of warrants. Michael A. Barth has sole voting or investment control over Capela Overseas Ltd.
17)	Includes 33,333 shares of common stock issuable upon exercise of warrants.
18)	Vincent Galloro has sole voting or investment control over Castor Capital, Inc.
19)	Robert Holtz has sole voting or investment control over Holtz Family Holdings LLC.
7

PLAN OF DISTRIBUTION

We are registering the shares of common stock issued to the selling stockholders to permit the resale of these shares of common stock by the selling stockholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock although we will receive proceeds upon exercise of Warrants. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market or in transactions otherwise than on these exchanges or systems or in the over-the-counter market and in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits buyers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether such options are listed on an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, as permitted by that rule, or Section 4(1) under the Securities Act, if available, rather than under this prospectus, provided that they meet the criteria and conform to the requirements of those provisions.

Broker-dealers engaged by the selling stockholders may arrange for other broker-dealers to participate in sales. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from buyers of the shares of common stock for whom they may act as agent or to whom they may sell as principal. Such commissions will be in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction will not be in excess of a customary brokerage commission in compliance with FINRA Rule 5110.

In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and if such short sale shall take place after the date that this registration statement is declared effective by the Commission, the selling stockholders may deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares, to the extent permitted by applicable law. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). Notwithstanding the foregoing, the selling stockholders have been advised that they may not use shares registered on this registration statement to cover short sales of our common stock made prior to the date the registration statement, of which this prospectus forms a part, has been declared effective by the SEC. Similar to other purchase transactions, a delivery of shares of common stock to cover syndicate short sales or to stabilize the market price of our common stock may have the effect of raising or maintaining the market price of our common stock or preventing or mitigating a decline in the market price of our common stock. As a result, the price of the shares of our common stock may be higher than the price that might otherwise exist in the open market.

8

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer or agents participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of Section 2(11) of the Securities Act in connection with such sales. In such event, any commissions paid, or any discounts or concessions allowed to, any such broker-dealer or agent and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Selling Stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities of, including but not limited to, Sections 11, 12 and 17 of the Securities Act and Rule 10b-5 under the Securities Exchange Act of 1934, as amended, or the Exchange Act.

None of the selling stockholders is a registered broker-dealer in the U.S other than Ronin Capital, LLC, who will deemed to be an “underwriter” within the meaning of Section 2(11) of the Securities Act in connection with such sales. PowerOne Capital Markets Limited is an exempt market dealer in Canada and Graham Saunders is a Managing Director of CanaccordGenuity, a broker-dealer in Canada. Each selling stockholder has informed the Company that it does not have any written or oral agreement understanding, plans or arrangements directly or indirectly, with any person to distribute the common stock. Upon the Company being notified in writing by a selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling stockholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In no event shall any broker-dealer receive fees, commissions and markups, which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement of which this prospectus forms a part.

Each selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, that each selling stockholder will pay all underwriting discounts and selling commissions, if any, and any legal expenses incurred by it. We will indemnify the selling stockholders against certain liabilities, including some liabilities under the Securities Act, in accordance with a registration rights agreement, or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements, or we may be entitled to contribution.

9

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

Blue Sky Restrictions on Resale

If a selling stockholder wants to sell shares of our common stock under this prospectus in the United States, the selling stockholder will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. As a result, holders may not resell their shares of common stock in the United States without satisfying the applicable state securities law or qualifying for an exemption therefrom, including the exemptions provided under the U.S. National Securities Markets Improvement Act of 1996. The broker for a selling stockholder will be able to advise a selling stockholder as to which states our common stock is exempt from registration with that state for secondary sales.

Any person who purchases shares of our common stock from a selling security holder under this prospectus who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales. These restrictions and potential costs could be significant burdens to our stockholders seeking to effect resales of our common stock within the United States.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriters, voting trustee, director, officer, or employee.

The consolidated financial statements of Patent Properties, Inc. and Subsidiaries as of December 31, 2013 and 2012 have been included in this prospectus in reliance upon the report of Marcum LLP, an independent registered public accounting firm, appearing in the documents incorporated by reference herein, given upon the authority of said firm as experts in accounting and auditing.

The validity of the securities offered hereby and certain legal matters in connection this registration statement are being passed upon by the law firm Loeb & Loeb LLP.

INFORMATION INCORPORATED BY REFERENCE

We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC:

•	Our annual report on Form 10-K for the fiscal year ended December 31, 2013;

•	Our quarterly report on Form 10-Q for the quarter ended March 31, 2014; and

•	Our Current Report on Form 8-K filed on February 11, 2014, Current Report on Form 8-K/A filed on February 12, 2014, Current Report on Form 8-K filed on March 31, 2014, Current Report on Form 8-K filed on May 15, 2014 and our Current Report on Form 8-K filed on May 28, 2014.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of the initial filing of the registration statement and prior to effectiveness of the registration statement that contains this prospectus and prior to the termination of the offering (except in each case the information contained in such document to the extent “furnish” and not “filed”).

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Jonathan Siegel, Chief Administrative Officer, General Counsel and Secretary, Two High Ridge Park, Stamford, CT 06905.

10

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

WHERE YOU MAY FIND MORE INFORMATION

We are subject to the informational requirements of the Exchange Act. Accordingly, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference room at 100 F Street, NE, Washington, DC 20549. Information about the operation of the public reference room may be obtained by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to you free of charge at the SEC’s web site at http://www.sec.gov.

You can read and print press releases, financial statements, our most recent annual and quarterly reports and additional information about us, free of charge, at our web site at http://www.patentproperties.com.

This prospectus is a part of a registration statement on Form S-3 filed by us with the SEC under the Securities Act. This prospectus does not contain all of the information set forth in the registration statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information with respect to us and the shares of our common stock offered hereby, please refer to the registration statement. The registration statement may be inspected at the public reference facilities maintained by the SEC at the addresses set forth above. Statements in this prospectus about any document filed as an exhibit are not necessarily complete and, in each instance, you should refer to the copy of such document filed with the SEC. Each such statement is qualified by such reference.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

11

5,309,167 shares of Common Stock

PRELIMINARY PROSPECTUS

MAY [    ], 2014

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Expenses estimated to be incurred by Patent Properties, Inc. for the issuance and distribution of this prospectus are as follows:

SEC registration fee	$2,735.28
Printing and reproduction costs	$10,000
Legal and accounting fees and expenses	$35,000
Total	$47,735.28

Item 15. Indemnification of Directors and Officers.

Delaware General Corporation Law

Subsection (a) of Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 of the DGCL further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Certificate of Incorporation

Under our Certificate of Incorporation, every director, officer or employee of the Registrant shall be indemnified by the Registrant against all expenses and liabilities, including counsel fees, reasonably incurred by or imposed upon him in connection with any proceeding to which he may be made a party, or in which he may become involved, by reason of his being or having been a director, officer or employee of the Registrant, or any settlement thereof, whether or not he is a director, officer or employee at the time such expenses are incurred or liability incurred, except in such cases where the director, officer or employee is adjudged guilty of willful misfeasance or malfeasance in the performance of his duties; provided that in the event of a settlement the indemnification shall apply only when the board of directors approves such settlement and reimbursement as being for the best interests of the Registrant. In addition, no person shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant will be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

II-1

By-laws

Pursuant to the By-laws of the Registrant, any person who was or is made a party, or is threatened to be made a party to, or is involved in any action, suit, or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, officer or employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, shall be indemnified and held harmless by the Registrant to the fullest extent authorized by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Registrant to provide broader indemnification rights than said law permitted the Registrant to provide prior to such amendment) and in the manner provided in the Certificate of Incorporation of the Registrant and as otherwise permitted by the DGCL.

Indemnification Agreements

As permitted under Delaware law, the Registrant has agreements whereby its officers and directors are indemnified for certain events or occurrences while the officer or director is, or was serving, at the Registrant’s request in such capacity. The term of the indemnification period is for the officer’s or director’s term in such capacity and thereafter for so long as the officer or director is subject to any proceeding.

Item 16. Exhibits.

(a) The following exhibits are filed as a part of, or incorporated by reference into, this Registration Statement:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated July 11, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub, LLC, Walker Digital, LLC and Walker Digital Holdings, LLC. (1)

2.2	Amendment to Agreement and Plan of Merger dated as of September 18, 2013, by and among GlobalOptions Group, Inc., GO Merger Sub LLC, Walker Digital, LLC and Walker Digital Holdings, LLC (2)

2.3	Certificate of Merger of Walker Digital Holdings, LLC (2)

3.1	Certificate of Incorporation of Patent Properties, Inc. (2)

3.2	Certificate of Amendment to Certificate of Incorporation. (2)

3.3	Certificate of Elimination of the Series D Convertible Preferred Stock. (1)

3.4	Certificate of Elimination of the Series A Junior Participating Preferred Stock. (3)

3.5	Certificate of Designations of Series B Convertible Preferred Stock. (2)

3.6	Bylaws. (2)

3.7	Amendment to Bylaws. (2)

3.8	Amendments to Bylaws. (2)

3.9	Amendments to Bylaws. (2)

3.10	Amendment to Certificate of Incorporation dated November 19, 2013. (4)

4.1	Rights Agreement, dated as of September 7, 2010, between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (5)

4.2	Amendment No. 1 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (6)

4.3	Amendment No. 2 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (7)

4.4	Amendment No. 3 to Rights Agreement, dated as of March 26, 2012 between GlobalOptions Group, Inc. and Continental Transfer & Trust Company. (3)

II-2

Exhibit No.	Description

4.5	Restricted Stock Agreement, dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC. (2)

4.6	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Broadband Capital Management LLC. (1)

4.7	Lock-Up Agreement dated July 11, 2013, by and between GlobalOptions Group, Inc. and Walker Digital LLC. (1)

4.8	Form of Warrant of GlobalOptions Group, Inc. (2)

4.9	Lock-Up Agreement dated September 18, 2013, by and between IP Navigation Group, LLC and GlobalOptions Group, Inc. (2)

4.10	Restricted Stock Agreement dated as of September 18, 2013, by and between IP Navigation Group, LLC, and GlobalOptions Group, Inc. (2)

4.11	Amendment to Lock-Up Agreement by and between GlobalOptions Group, Inc. and Walker Digital LLC, dated as of September 18, 2013. (8)

5.1	Opinion of Loeb & Loeb LLP. *

10.1	Subscription, Purchase and Investment Agreement dated as of February 10, 2014 between Walker Digital, LLC and the Investors named therein.(9)

10.2	Registration Rights Agreement, dated as of February 10, 2014, by and between Patent Properties, Inc. and the holders party thereto.(10)

23.1	Consent of Marcum LLP.**

23.2	Consent of Loeb & Loeb LLP (contained in Exhibit 5.1).

24.1	Power of Attorney.*

*	Previously filed.
**	Filed herewith.
(1)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on July 15, 2013.
(2)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 24, 2013.
(3)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 23, 2013.
(4)	Incorporated by reference to the exhibits included with our registration statement on Form S-1/A filed with the Commission on February 7, 2014.
(5)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 8, 2010.
(6)	Incorporated by reference to the exhibits included with our annual report on Form 10-K filed with the Commission on March 30, 2012.
(7)	Incorporated by reference to the exhibits included with our current report on Form 8-K filed with the Commission on September 9, 2013.

(8)	Incorporated by reference to the exhibits included with our current report on Form 8-K/A filed with the Commission on September 27, 2013.

(9)	Incorporated herein by reference to Exhibit 99.7 to Amendment No. 1 to the Schedule 13D/A filed with the Commission on February 11, 2014.

(10)	Incorporated herein by reference to Exhibit 10.39 to Form S-1 (File No. 333-191783) filed with the Commission on February 11, 2014.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

II-3

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, That:

(A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8 (§239.16b of this chapter), and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)) that are incorporated by reference in the registration statement; and

(B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 (§239.13 of this chapter) or Form F-3 (§239.33 of this chapter) and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) (§230.424(b) of this chapter) that is part of the registration statement.

(C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 (§239.11 of this chapter) or Form S-3 (§239.13 of this chapter), and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (§229.1100(c)).

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B (§230.430B of this chapter):

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) (§230.424(b)(3) of this chapter) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) (§230.424(b)(2), (b)(5), or (b)(7) of this chapter) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) (§230.415(a)(1)(i), (vii), or (x) of this chapter) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

II-4

(ii) If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-5

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly uathorized, in the City of Stamford, State of Connecticut, on May 30, 2014.

PATENT PROPERTIES, INC.

By:	/s/ Jonathan Ellenthal
Jonathan Ellenthal
Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

*	Executive Chairman of the Board of Directors	May 30, 2014
Jay Walker

/s/ Jonathan Ellenthal	Vice Chairman of the Board of Directors, Chief Executive	May 30, 2014
Jonathan Ellenthal	Officer (Principal Executive Officer)

*	Director	May 30, 2014
Nathaniel J. Lipman

*	Director	May 30, 2014
Robert Kelly

*	Director	May 30, 2014
Sharon Barner

*	Director	May 30, 2014
Harvey W. Schiller, Ph.D.

/s/ Kara Jenny	Chief Financial Officer (Principal Financial Officer	May 30, 2014
Kara Jenny	and Accounting Officer)

* By:	/s/ Jonathan Ellenthal	May 30, 2014
Attorney-in-fact

II-6